SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): June 9, 2006 (June 6, 2006)

Easy Gardener Products, Ltd.

(Exact name of registrant as specified in its charter)

Texas (State of Incorporation)	333-102296 (Commission file Number)	37-1433686 (IRS Employer Identification No.)

3022 Franklin Avenue

Waco, Texas 76710

(Address of Registrant’s principal executive offices)

(254) 753-5353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On June 6, 2006, Easy Gardener Products, Ltd. (the “Company”) received a notice from the American Stock Exchange (“AMEX”), the national securities exchange that maintains the principal listing for the Company’s 9.40% Cumulative Trust Preferred Stock (the “Cumulative Preferred”), of the Company’s failure to satisfy (i) Section 1003(c) of the AMEX Company Guide (the “Company Guide”) as a result of the Company not being considered an operating company for the purposes of continued trading and listing on the AMEX due to the sale of its principal operating assets and the discontinuation of a substantial portion of its business, and (ii) Sections 134 and 1101 of the Company Guide as a result of the Company’s failure to timely file its Form 10-Q for the period ended March 31, 2006 with the Securities and Exchange Commission (the “SEC”).

Based upon the foregoing, the AMEX staff (the “Staff”) has concluded that it is appropriate to initiate immediate delisting procedures at this time. In accordance with Sections 1203 and 1009(d) of the Company Guide, the Company has a limited right to appeal the Staff determination by requesting an oral hearing or a hearing based on a written submission before a Listing Qualifications Panel. The Company has until June 13, 2006 to submit such request. If the Company elects not to appeal the Staff determination by such date, it will become final and the Staff will suspend trading of the Cumulative Preferred and submit an application with the SEC pursuant to Section 1009 of the Company Guide to strike the Cumulative Preferred from listing and registration on the AMEX. As a result of the pending sale of the Company’s principal operating assets and the anticipated distribution of the proceeds of that sale, including payments to the 9.40% Cumulative Preferred, the Company does not anticipate that will appeal the staff determination.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
	(d)	Exhibits
99.1	Press Release dated June 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 9, 2006.

EASY GARDENER PRODUCTS, LTD.

/s/ Richard M. Kurz

Richard M. Kurz, Manager/CFO

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INDEX TO EXHIBITS

Exhibit	Description of Exhibit
99.1	Press Release dated June 9, 2006.

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